RELEASE AND SETTLEMENT AGREEMENT

THIS RELEASE AND SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of this ___th day of July 2007 by and among Indigo-Energy, Inc., a Nevada corporation (the “Company”) and Falcon Holdings, LLC a company with an address at 104 W. Railroad St., Mannington, WV 26582 (“Contractor”, and together with the Company, the “Parties” each a “Party”).

WHEREAS, reference is made to a Drill and Service Agreement executed September 2005 (“Original Agreement”)from the Company (previously know as Indigo Land and Development, Inc.) to the Contractor pursuant to which the Company and Contractor had agreed to certain terms and conditions, and more specifically, Company issued four and one half million (4,500,000) shares of Indigo common stock (Stock”) for future services to be performed by Contractor as described in Original Agreement; and

WHEREAS, the Parties have agreed that it is in their best interests to modify the terms relating to the Original Agreement pursuant to the terms set forth herein; and

WHEREAS, the Company has offered and the Contractor has agreed to accept such modifications to the Original Agreement for services rendered pursuant to the terms set forth herein; and

WHEREAS, the Contractor has agreed that acceptance of such modifications to the Original Agreement shall constitute payment in full for services rendered and forever waives all right, title and interest to any further compensation by the Company;

NOW, THEREFORE, the Parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Waiver and Settlement. Effective upon the execution of this Agreement, and concurrent with the return of the signed and medalionized Stock certificate to the Company, Contractor hereby waives all rights, claims, interests and title to the Original Agreement and hereby agrees that any previous agreements or understandings between the Parties are null and void and of no further force or effect. After cancellation of that Stock, the Company will cause to be issued to Contractor and Contractor hereby accepts Two Million Two Hundred Twenty Five Thousand (2,225,000) shares (“New Stock”) of the Company’s Common Stock (“New Shares”) as payment in full for services rendered and in complete satisfaction of all obligations in connection with the Company’s Original Agreement and any other services relating thereto through the date of this Settlement Agreement. Additionally, $8,298.00 will be paid directly to Falcon in two payments of $4,464.49 commencing on September 15, 2007 and final payment on October 15, 2007 for prior services rendered. Contractor hereby agrees that payment of the New Stock and $8,298.00 will constitute payment in full and that there are no further fees or compensation due and owing to Contractor. Furthermore, Contractor will deliver to Company all documents and equipment that is rightfully the Company’s within 10 days of signing of this Settlement Agreement

Section 2.  Section 1-A.Waiver and Settlement. Company shall contact the following vendors and discuss a payment schedule for appropriate and valid services that have been rendered to the Company through Contractor:

1) Thrasher Engineering

2) Peter Battles / Consulting Geologist

Section 3.  Release. (a) Contractor hereby waives, releases and discharges the Company, its subsidiaries and their respective officers, directors, stockholders, employees, agents, attorneys, subsidiaries, servants, successors, insurers, affiliates and their successors and assigns, from any and all manner of action, claims, liens, demands, liabilities, causes of action, charges, complaints, suits (judicial, administrative or otherwise), damages, debts, obligations of any nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (State, Federal or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that the Contractor has asserted, now asserts or could have asserted, but not including any claim for the enforcement of this Agreement.

(b) It is understood and agreed by the Parties that the facts and respective assumptions of law in contemplation of which this Agreement is made may hereafter prove to be other than or different from those facts and assumptions now known, made or believed by them to be true. The Parties expressly accept and assume the risk of the facts and assumptions being different, and agree that all terms of this agreement shall be in all respects effective and not subject to termination or reclusion by any such difference in facts or assumptions of law.

Section 4.  Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective administrators, representatives, executors, successors and assigns, by reason of merger, consolidation, and/or purchase or acquisition of substantially all of the Company’s assets or otherwise.

Section 5.  Governing Law. Each party acknowledges that it has been represented by counsel in connection with this Agreement, and has executed the same with knowledge of its consequences. This Agreement is made and entered into under Nevada law and shall be interpreted, enforced and governed under the laws of the laws of Nevada without regard to its conflicts of laws principles.

Section 6.  Paragraph Headings. The paragraph headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

Section 7.  Severability. Should any of the provisions of this Agreement be declared or be determined to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

Section 8.  Entire Agreement. This Agreement sets forth the entire agreement between the Parties, and fully supersedes any and all prior agreements or understandings between the Parties pertaining to the subject matter hereof. All other contracts, agreements or understandings between the Parties are null and void. Without limiting the foregoing, any and all employment agreements, including all amendment and/or addendums thereto, shall be terminated and of no further force or effect, whether or not such agreements state that the same, or portions thereof, are to survive termination.

Section 9.  Counterparts. This Agreement may be executed in counterparts. Each counterpart shall be deemed an original, and when taken together with the other signed counterpart, shall constitute one fully executed Agreement.

Section 10.  Further Assurances. From and after the date hereof, the parties hereto shall take all actions, including the execution and delivery of all documents, necessary to effectuate the terms hereof.

Section 11.  Survival. All obligations of the Parties as set forth herein shall survive the execution and delivery hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be entered into as of the date first written above.

INDIGO-ENERGY, INC.
By:
Name: David J. Larson
Title: President

STATE OF	)
ss:
COUNTY OF	)

I certify that on July __, 2007, David J. Larson personally came before and acknowledged under oath, to my satisfaction, that he is an officer of INDIGO-ENERGY, INC. (the “Corporation”), a corporation of the State of Nevada and that the seal affixed to the foregoing instrument was signed and sealed on behalf of the Corporation by authority of its Board of Directors, and that he acknowledged said instrument to be the free act and deed of the Corporation.

Signed and sworn to before me on July __, 2007

_____________________________
Notary Public of the State of

FALCON HOLDINGS, LLC
aDavid E Workman SR

Lenny Stafford

STATE OF )
ss:
COUNTY OF )

I certify that on July __, 2007, David Workman and Lenny Stafford personally came before and acknowledged under oath, to my satisfaction, that (a) he is named in and personally signed this document; and (b) signed, sealed and delivered this document as his act and deed.

Signed and sworn to before me on July__, 2007

_____________________________
Notary Public of the State of